                                                                     Exhibit 11


                       Dobson Communications Corporation
                           Earnings per Common Share

                                                                        Years ended December 31,
                                                             --------------------------------------------
                                                                  1997            1996            1995
                                                             -------------    ------------     ----------
Income (loss) before extraordinary items                     $(15,166,938)    $  (893,277)     $1,104,180
Extraordinary item                                             (1,567,147)       (527,334)              -
Dividends on preferred stock                                   (2,603,362)       (849,137)       (591,300)
                                                             ------------     -----------      ----------
Net income (loss) applicable to common stockholders          $(19,337,447)    $(2,269,748)     $  512,880
                                                             ------------     -----------      ----------
                                                             ------------     -----------      ----------
Basic net income (loss) applicable to common
   shareholders per common share:

Weighted average common shares outstanding                        473,152         473,152         473,152
                                                             ------------     -----------      ----------
                                                             ------------     -----------      ----------
Income (loss) before extraordinary items                     $     (32.06)    $     (1.89)     $     2.33
Extraordinary item                                                  (3.31)          (1.12)              -
Dividends on preferred stock                                        (5.50)          (1.79)          (1.25)
                                                             ------------     -----------      ----------
Net income (loss) applicable to common stockholders per
   common share                                              $     (40.87)    $     (4.80)     $     1.08
                                                             ------------     -----------      ----------
                                                             ------------     -----------      ----------

Diluted net loss per share has been omitted because the impact of stock options and convertible preferred stock on the Company's net income (loss) per share is anti-dilutive.